Exhibit 21




                               SUBSIDIARIES OF THE REGISTRANT


                                                            Jurisdiction
                                                                Of
Name                                                        Incorporation



General Physics Corporation                                 Delaware

SGLG, Inc.*                                                 Delaware

MXL Industries, Inc.                                        Delaware





























*Less than 100% owned by the Registrant